Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com

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OMAN

A GCC REPRESENTATIVE OFFICE
OF DUANE MORRIS

MEXICO CITY
ALLIANCE WITH
MIRANDA & ESTAVILLO

SRI LANKA
ALLIANCE WITH
GOWERS INTERNATIONAL

December 10, 2020

Mosaic ImmunoEngineering Inc.
1537 South Novato Blvd, #5

Novato California 94947

Re:	Mosaic ImmunoEngineering Inc. (the “Company”) Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special counsel to the Company, a corporation incorporated under the laws of the State of Delaware, in connection with the filing of the Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 7,287,676 shares of the Company’s common stock, $0.00001 par value (the “Shares”) that are issuable pursuant to the terms of the Preferred Stock (defined below) held by the Selling Stockholders.

Duane Morris llp A Delaware limited liability partnership	GREGORY R. HAWORTH, RESIDENT PARTNER
one riverfront plaza, 1037 raymond blvd., SUITE 1800	PHONE: +1 973 424 2000 FAX: +1 973 424 2001
NEWARK, NJ 07102-5429

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Mosaic ImmunoEngineering Inc. December 10, 2020 Page 2

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1. the Registration Statement;

2. the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 30, 2020, as presently in effect (the “Company’s Certificate of Incorporation”);

3. the Amended and Restated Bylaws of the Company in the form filed with the Commission on December 1, 2020, as presently in effect (the “Company’s Bylaws” and, together with the Company’s Certificate of Incorporation, the “Organizational Documents”);

4. Resolutions of the Board of Directors of the Company adopted by unanimous consent authorizing and approving the Registration Statement, the registration of the Shares for resale by the Selling Stockholders, and matters related thereto; and

5. the Certificate of Designation of Rights, Preferences and Limitations of the Series A Convertible Voting Preferred Stock (the “Series A Preferred Stock”) and the Certificate of Designation of Rights, Preferences and Limitations of the Series B Convertible Voting Preferred Stock (the “Series B Preferred Stock”, and collectively with the Series A Preferred Stock, the “Preferred Stock”), in each case as filed with the Secretary of State of the State of Delaware on August 21, 2020.

We have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.  As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when issued upon conversion of the Preferred Stock in accordance with the terms thereof and pursuant to rights related thereto, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Delaware, as currently in effect, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus that is a part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

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Mosaic ImmunoEngineering Inc. December 10, 2020 Page 3

Very truly yours,

/s/ Duane Morris LLP

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